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                                                                   Exhibit 3.28a

                                                                FILED
                                                         in the Office of the
                                                     Secretary of State of Texas

                                                             APR 3 0 1999

                                                         CORPORATIONS SECTION

                             ARTICLES OF CONVERSION
                                       OF
                                 REDI-MIX, INC.

     Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act and Section 2.15 of the Texas Revised Limited Partnership Act, the undersigned corporation does hereby adopt the following Articles of Conversion for the purpose of converting Redi-Mix, Inc., a Texas corporation (the "Converting Entity"), into Redi-Mix, L.P., a Texas limited partnership (the "Converted Entity"), and does hereby certify as follows:

     1. The name of the Converting Entity is Redi-Mix, Inc. The Converting Entity is a corporation incorporated under the laws of the State of Texas.

     2. A Plan of Conversion has been adopted and approved by the Converting Entity.

     3. An executed Plan of Conversion is on file at the principal place of business of the Converting Entity, located at 1445 MacArthur, Suite 136, Carrollton, Texas 75007. Such executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the Converted Entity, which is located at 1445 MacArthur, Suite 136, Carrollton, Texas 75007.

     4. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) or the Converted Entity (after the conversion), on written request and without cost, to any shareholder of the Converting Entity and to any partner of the Converted Entity.

     5. The number of shares of stock of the Converting Entity outstanding as of the date hereof is seven thousand seven hundred (7,700).

     6. The number of shares of stock of the Converting Entity outstanding, not entitled to vote only as a class, voted: (i) in favor of the Plan of Conversion was seven thousand seven hundred (7,700); and (ii) against the Plan of Conversion was zero (0).

     7. The Converted Entity shall be responsible for the payment of all fees and franchise taxes required by law and for which the Converting Entity was responsible prior to the conversion; and the Converted Entity shall be obligated to pay any and all such fees and franchise taxes if the same are not timely paid by the Converting Entity.

     Dated this 28th day of April, 1999.

                                        REDI-MIX, INC.,
                                        a Texas corporation


                                        By:
                                            ------------------------------------
                                        Name: John C. Miller
                                        Title: Secretary and Treasurer

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                               PLAN OF CONVERSION
                                       OF
                                 REDI-MIX, INC.

     THIS PLAN OF CONVERSION (this "Plan"), dated this 27th day of April, 1999, pursuant to Article 5.17 of the Texas Business Corporation Act is hereby adopted by Redi-Mix, Inc., a Texas corporation (the "Converting Entity") for the purpose of converting to a Texas limited partnership.

     1. Name of the Converting and Converted Entities. The name of the Converting Entity is Redi-Mix, Inc., a Texas corporation. The name of the Converted Entity is Redi-Mix, L.P., a Texas limited partnership (the "Converted Entity").

     2. Continuation. The Converting Entity is continuing its existence in the organizational form of the Converted Entity.

     3. Entity and Jurisdiction of Converted Entity. The Converted Entity is to be a limited partnership, and the state under the laws of which the Converted Entity is to be formed is Texas.

     4. Manner of Conversion of Shares. The shares of each shareholder of the Converting Entity are hereinafter referred to as the "Shares". A general partner's partnership interest in the Converted Entity is herein referred to as a "General Partnership Interest" and a limited partner's partnership interest in the Converted Entity is herein referred to as a "Limited Partnership Interest." The manner and basis of converting the Shares of the Converting Entity into a General Partnership Interest or a Limited Partnership Interest, as the case may be, in the Converted Entity shall be as follows:

          (a) The Shares of Atlas Investments Inc., a Nevada corporation, in the Converting Entity immediately prior to the Effective Date (as defined in Section 7 hereof), and all rights in respect thereof shall forthwith, on the Effective Date, automatically, and without further action on the part of the Converting Entity, be converted into a 99.9% Limited Partnership Interest in the Converted Entity.

          (b) The Shares of Redi-Mix Management, Inc., a Texas corporation, in the Converting Entity immediately prior to the Effective Date (as defined in Section 7 hereof), and all rights in respect thereof shall forthwith, on the Effective Date, automatically, and without further action on the part of the Converting Entity, be converted into a 0.1% General Partnership Interest in the Converted Entity.

     Upon formation of the Converted Entity: (i) Redi-Mix Management, Inc., a Texas corporation, shall automatically, and without further action on the part of the Converting Entity, become the Converted Entity's General Partner; and
(ii) Atlas Investments Inc., a Nevada corporation, shall automatically, and without further action on the part of the Converting Entity, become the Converted Entity's Limited Partner.

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     5. Organizational Documents of Converted Entity. The Articles of
Incorporation of the Converting Entity are attached hereto as Exhibit "A" and are incorporated herein by reference.

     6. Organizational Documents of the Converted Entity. The Certificate of Limited Partnership of the Converted Entity are attached hereto as Exhibit "B" and is incorporated herein by reference. The Agreement of Limited Partnership of the Converted Entity is attached hereto as Exhibit "C" and is incorporated herein by reference.

     7. Effective Date. The conversion referred to herein shall become effective upon the issuance of a Certificate of Conversion by the Secretary of State of the State of Texas (the "Effective Date').

     IN WITNESS WHEREOF, the undersigned has adopted this Plan as of the date first above written.

                                        REDI-MIX, INC.,
                                        a Texas corporation


                                        By:
                                            ------------------------------------
                                        Name: John C. Miller
                                        Title: Secretary and Treasurer


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